Exhibit 99.2

Ideanomics Announces Acquisition of FinTalk, a Powerful Mobile Financial Technology Services Communications Platform

-	Deal adds secure mobile messaging, collaboration, and information services platform that will be utilized throughout the Ideanomics ecosystem to generate licensing and royalty-based revenues
-	FinTalk delivers “read and burn” encrypted text and media messaging, with hi-performance large file transfer capabilities
-	Solution will provide secure B2B and B2C communications and financial services with real business use cases for both institutions and retail consumer users bridging the gap between institutions and investors
-	Solution will offer next-generation financial information services by AI-enabled financial data analytics and a messaging system that will work in parallel with blockchain-powered technology

New York, NY Sep. 13, 2018 /PRNewswire/ Ideanomics (Seven Stars Cloud Group, Inc.) (NASDAQ:SSC) ("Ideanomics" or the "Company"), a leading global fintech and asset digitization services company focused on digital asset production and distribution, has today announced its agreement to acquire the secure communications and information platform FinTalk (http://fintalk.com/).

FinTalk serves two critical business use cases. First, FinTalk will provide integrated B2B financial technology communications and AI-enabled financial information services and financial data analytics. One of the first business implementations of FinTalk will be in support of Ideanomics' recent joint venture with Asia Times. Tying well into Ideanomics’ strategy, FinTalk’s integration into Asia Times will enable the English-language, pan-Asia news platform to deploy a strong suite of financial technology services and enable the building of a financial institutional community.

Second, FinTalk will support a number of B2C business use cases providing both secure messaging and consumer financial services to a wide scale retail user base. FinTalk's consumer-facing technology will provide valuable curated financial information, access to digital loyalty products, and consumer financial services, which will include the ability to access digital asset investment products and connect with an investor and financial advisor community.

Currently in active Beta, FinTalk provides a secure channel for critical services in financial markets that are currently not available through popular social platforms, including “burn after reading” text and media messaging, video conferencing, subscription-based information services, and consulting services channels.

A critical component of the FinTalk solution is that it will work in parallel with a secure enterprise blockchain network. All messaging is end-to-end encrypted and built on an open architecture. FinTalk is able to expand the scale of services and tools available on its platform to further appeal to its audience of investors and financial services professionals. FinTalk’s active Beta is currently available on iOS at Apple’s App Store, and will soon be available on Android, for use on mobile devices.

Each FinTalk deployment will be integrated into a secure enterprise blockchain network. Every corporation that subscribes to FinTalk will receive their own deployment as a node, which will strengthen the larger blockchain network.

Ideanomics Chairman and Co-CEO, Bruno Wu “FinTalk is a symbiotic addition to the Ideanomics family, as it will enable next-generation communication, collaboration, information consumption, and consulting outreach interactivity for the financial services community in the digital economy. FinTalk’s innovative platform and forward-thinking service delivery is aligned with Ideanomics’ objectives of empowering and enabling blockchain-based asset digitization, and it will serve as a primary channel for easy-to-use, secure, information exchange and decision-making between investors and financial services professionals. We are extremely excited to have them onboard as an integral part of Ideanomics fintech family, which will complement our joint venture with Asia times as well as enable us to meaningfully penetrate retail-based consumer financial services and product distribution.”

About Ideanomics

Seven Stars Cloud Group, Inc. (to be renamed Ideanomics), (NASDAQ: SSC) (http://www.ideanomics.com/)

Ideanomics is determined to become one of the most prominent global digital asset companies. Relying on its core base of fintech and digital asset production and services-based ecosystem enablement, Ideanomics is committed to delivering the best digital assets via the best underlying technology. This approach will drive capital formation and sales across our digital asset ecosystems.

Ideanomics customizes its technology platform for various business use cases, operates the Platform-as-a-Service (PaaS), and partners with businesses that deliver core digital asset product creation.

We are focused on delivering a global multi-layer technology infrastructure ecosystem that issues, trades, and settles digital asset transactions. We will leverage direct sales channels and automated sales systems via digital asset exchange platforms which is inclusive of decentralized exchanges to realize digital asset distribution, social media, traditional regulated broker dealer network as well as institutions as direct clients.

About FinTalk (http://fintalk.com/)

FinTalk is a privately-held technology company, focused on building next-generation communication and collaboration tools for the financial services market. Taking the ease of use and convenience of social apps, used by billions of people every day for their communication needs, FinTalk augments established secure use cases and workflows with tools and capabilities to enable enhanced communications between investors and institutions.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements”. All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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Media Contacts

Ideanomics

Email: pr@sevenstarscloud.io

IR Contacts

Federico Tovar, CFO Ideanomics

Chad Arroyo, CMO and CPO Ideanomics

Email: ir@sevenstarscloud.com

SOURCE: Ideanomics (Seven Stars Cloud Group, Inc.)